Exhibit 10.3

FINAL

20 September 2012

Siemens Healthcare Diagnostics Inc.

511 Benedict Avenue

Tarrytown, NY 10591

USA

Re:	Supplemental Agreement – Reader Product Support Obligations and Responsibilities

Ladies and Gentlemen:

We refer to the Collaboration Agreement between Universal Biosensors Pty Ltd. (“UBI”) and Siemens Healthcare Diagnostics Inc. (“Siemens”) dated September 9, 2011 (the “Collaboration Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Collaboration Agreement; provided, however, that the terms “Product” and “PT/INR Product” shall have the meanings provided in the Supply Agreement.

By way of background:

•

The Collaboration Agreement does not address the parties’ post-development and post-launch support obligations with respect to Reader Products, and the Supply Agreement currently under negotiation between the parties for the supply of strip Products would not be an appropriate document in which to address such obligations because it does not address Reader Products.

•	The Requirements with respect to the Critical Care Reader include the use of *[REDACTED].

•

After completion of the Development Work for the Reader Products, Siemens will be free to arrange for manufacture of the Reader Products by a Third Party of Siemens’ choosing (the “Manufacturer”) and to make modifications to the designs of the Reader Products and to modify and create derivative works of the UBI Collaboration Software incorporated in Reader Products.

•

Although UBI is willing to provide “fourth level support” (defined below) for Reader Products, UBI may not be able to provide such support with respect to Siemens-modified wireless technology and Reader Products, including, without limitation, Reader Products incorporating Siemens’ modifications or derivative works of UBI Collaboration Software.

In consideration of the foregoing premises and the mutual covenants contained in this letter agreement (the “Supplemental Agreement”), UBI and Siemens, intending to be legally bound, hereby agree as follows:

1.    Critical Care Reader Amended Requirements. As reimbursement to UBI for additional development work for the Critical Care Reader including creation of a base unit (being

* Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

developed under the UBI Project referred to by the parties as “Rubix”) as set forth in Annex I and certain form factor changes to the Rubix base unit as set forth in Annex II, Siemens shall pay to UBI a total of US$1.7 million, which shall be payable in three installments on the schedule set forth below:

(a) US$700,000 shall be paid by October 30, 2012;

(b) US$500,000 shall be paid no later than April 30, 2013; provided that if UBI has not delivered an EP1 prototype of base unit and analyzer to Siemens and submitted the R3 (Siemens PDP) documentation UBI deliverables to Siemens by April 30, 2013, then such amount shall be paid as promptly as practicable, and in any event within 30 days, after UBI has delivered such prototype and submitted such deliverables to Siemens; and

(c) US$500,000 shall be paid no later than November 30, 2013; provided that if UBI has not provided the design documentation required for manufacture of the PPU prototype base unit and analyzer to the Manufacturer by November 30, 2013, then such amount shall be paid as promptly as practicable, and in any event within 30 days, after UBI has provided such design documentation to the Manufacturer.

For the avoidance of doubt, the amounts payable pursuant to this paragraph 1 are in addition to the amounts payable by Siemens to UBI under the Collaboration Agreement with respect to Reader Product Development Work. All additional development work shall be conducted in accordance with and shall be subject to the terms of the Collaboration Agreement and shall be considered Development Work thereunder. For the avoidance of doubt, references to Reader Product shall now be understood to also include the base unit.

It is understood by the parties that the Requirements, Development Plan, and the additional development work of Annexes I and II hereunder are only high level descriptions and continue to require design choices and additional detail to determine how the high level requirement or specification will be met in practice. All such design choices and detail that are consistent with the high level descriptions are covered under the payments of the Collaboration Agreement or this Supplemental Agreement and Siemens shall not be responsible for any further development cost with respect to design choices and detail consistent with such high level descriptions. To the extent Siemens requests a change of the high level descriptions, Siemens will compensate UBI at UBI’s fully-burdened cost of implementing said change.

2.	Reader Product Support.

(a) Technical Support and Training. UBI shall provide reasonable technical Reader Product support and training for Siemens technical support, as contemplated by the Collaboration Agreement, and as further detailed in Annex III; provided, however, that:

(i) Siemens shall be solely responsible for providing technical support and training for Siemens technical support with respect to any change to *[REDACTED] not made by UBI or its subcontractors incorporated in any Reader Product; and

(ii) Siemens acknowledges that any modification not made by UBI or its subcontractors to the design of a Reader Product following completion of UBI’s Development Work on that Reader Product (“Design Modification”) or modification to or derivative work of

* Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

UBI Collaboration Software not made by UBI or its subcontractors following completion of UBI’s Development Work (“Software Modification”) may limit or prevent UBI from providing effective technical support and training for Siemens technical support, and Siemens therefore agrees that after reasonable efforts by UBI to provide support and training the inability of UBI to provide such support and training for Reader Products with Design Modifications and/or Software Modifications shall not be deemed a breach by UBI of the Collaboration Agreement or this Supplemental Agreement.

Subject to the foregoing limitations, to the extent such support is provided on-site at UBI’s facilities, such support will be provided *[REDACTED]. In case Siemens needs on-site support at Siemens’ facilities, UBI shall send, upon Siemens’ reasonable request and *[REDACTED], a qualified person to Siemens’ facilities, at reasonable times and for a reasonable duration, in order to assist with the foregoing activities.

(b) Siemens Customer Support. The parties acknowledge and agree that Siemens shall be solely responsible for interacting with customers. Siemens shall provide prompt and proficient first, second and third level support (as described below and in Annex III attached hereto) for Reader Products and shall handle all customer complaints and inquiries in a professional and workmanlike manner at the cost of Siemens. For purposes of this paragraph 2(b), “first level support” shall consist of first line phone support and standard troubleshooting techniques by Siemens; “second level support” shall consist of an elevated level of support over and above first level support and shall include both internal team assignment and on-site troubleshooting by Siemens; and “third level support” shall consist of an elevated level of support beyond second level support and shall include Siemens assigning the matter to one of its regional subject matter experts and/or the Manufacturer regarding the problem at issue and onsite trouble-shooting by Siemens.

(c) UBI Customer Support. In the event neither Siemens experts nor the Manufacturer can resolve a Reader Product service matter and escalation beyond third level support is required, UBI shall advise and consult with Siemens regarding such matter (“fourth level support”) and shall investigate and respond to any such escalated service call from Siemens in accordance with Annex III; provided, however, that:

(i) UBI shall apply reasonable efforts but will not be obligated to resolve fourth level support issues with respect to * [REDACTED];

(ii) Siemens acknowledges that a Design Modification or Software Modification to a Reader Product may limit or prevent UBI from providing effective fourth level support for such Reader Product, and Siemens therefore agrees that the inability of UBI to provide effective fourth level support for Reader Products with Design Modifications and/or Software Modifications shall not be deemed a breach by UBI of the Collaboration Agreement or this Supplemental Agreement; and

(iii) because UBI will not be the manufacturer or supplier of Reader Products or components thereof, there will exist fourth level support activities for which the Manufacturer, and not UBI, will be responsible for resolving; however, UBI agrees to cooperate and provide reasonable assistance, support, and advice in working with Siemens and the Manufacturer to investigate and resolve any escalated matter even if the ultimate responsibility lies with the Manufacturer.

* Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Fourth level support by UBI may include root cause investigation and testing, but Siemens shall be responsible for conducting any appropriate confirmatory testing in accordance with Siemens’ Quality Management System. Siemens shall escalate all events deemed as potential Medical Device Reportables (“pMDRs”) to the appropriate regulatory affairs personnel of Siemens. Siemens shall be responsible for filing all Medical Device Reportables (“MDRs”) with the appropriate regulatory agencies and will inform UBI of such filings. Subject to clauses (i), (ii) and (iii) of this paragraph 2(c), if an escalated matter is not responded to timely or is not closed out in accordance with Annex III by UBI, then upon written request of Siemens the parties shall meet within *[REDACTED] of said request or as otherwise mutually agreed to by the parties to review the issue and create a plan to bring it to resolution. The parties shall also review and improve the escalation procedure to ensure that properly escalated matters are responded to and closed timely.

(d) UBI Defect Correction. During the *[REDACTED] period beginning upon initiation of the Siemens Full Commercialization Phase M300, as defined in the Siemens Product Development Process Handbook, Version 2 (the “Siemens Commercialization Phase”), for each Reader Product or during the *[REDACTED] period beginning upon Siemens Commercialization Phase of a new strip Product other than the PT/INR Product *[REDACTED] for a Reader Product or a release of a new version of UBI Collaboration Software developed by UBI or its subcontractor (the “Defect Correction Period”), UBI shall, * [REDACTED], correct defects in such Reader Product design or UBI Collaboration Software that prevent or materially limit the usage or any of the functionality of the Reader Product as defined in the Functional Specification for the Reader Product (“Material Defects”), unless Design Modifications have been made to such Reader Product or Software Modifications have been made by a party other than UBI or its subcontractor. UBI shall commence remedying any such Material Defect promptly after receipt of notification of such Material Defect and provide Siemens with a remedy as promptly as practicable.

(e) Required Changes. If, as a condition to granting 510(k) clearance for (A) the first version of each Reader Product for which Siemens submits a 510(k), or (B) a new strip Product other than the PT/INR Product *[REDACTED] in combination with a Reader Product for which Siemens submits a 510(k), the FDA requires changes to such Reader Product or the UBI Collaboration Software incorporated therein, then UBI, in consultation with Siemens, shall make the required changes *[REDACTED]. In addition, in the event of:

(i) a Recall (as defined in the Supply Agreement) of a strip Product, the costs of which Recall are either *[REDACTED] that necessitates a change to such Product; or

(ii) a Major Change (as defined in the Supply Agreement) to a strip Product within the scope of clause (i) or clause (ii) of Section 3.7(a) of the Supply Agreement;

that, in each case, the parties mutually agree in writing necessitates a change to a Reader Product or UBI Collaboration Software, the required change to the Reader Product or UBI Collaboration Software shall be made by UBI without further compensation from Siemens.

(f) UBI Design Change Support. From and after initiation of the Siemens Commercialization Phase for each Reader Product, upon Siemens’ request and as specified by Siemens, UBI agrees to make, test and release changes to the Reader Product design or UBI Collaboration Software and to provide reasonable assistance to Siemens with Design Modifications and/or Software Modifications, in each case, on a fee-for-service basis at *[REDACTED] of UBI’s fully-burdened cost, and on other commercially reasonable terms to be negotiated in good faith by the parties.

* Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Notwithstanding any provision of the Collaboration Agreement to the contrary, this paragraph 2 of this Supplemental Agreement sets forth the entire liability of UBI under the Collaboration Agreement with respect to each Reader Product from and after initiation of the Siemens Commercialization Phase for such Reader Product.

3.    Reader Product Recall. In the event that any Reader Product non-conformity or governmental authority requires, or Siemens or any of its Affiliates or licensees voluntarily conducts, any Reader Product recall, destruction, withholding from the market, or field corrective action (in each case, a “Recall”), Siemens shall be solely responsible for conducting such Recall, for making all filings, submissions and communications with regulatory agencies in connection with such Recall, and for all customer communications regarding such Recall, all at Siemens’ sole cost and expense.

4.    Miscellaneous. This Supplemental Agreement, including Annexes I, II and III hereto, together with the Collaboration Agreement (as supplemented and amended by this Supplemental Agreement), is both a final expression of the parties’ agreement with respect to Reader Products and a complete and exclusive statement with respect to all terms relating to Reader Products. In the event of any conflict between the provisions of this Supplemental Agreement and Annexes I, II and III hereto, the provisions of this Supplemental Agreement shall control. This Supplemental Agreement may only be amended, modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Supplemental Agreement. This Supplemental Agreement may be assigned by a party only in conjunction with a permitted assignment by such party of the Collaboration Agreement. This Supplemental Agreement may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages to the parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

If the foregoing is acceptable to you, please sign this Supplemental Agreement in the space provided below and return it to me.

Sincerely, UNIVERSAL BIOSENSORS PTY LTD.

/s/ PAUL WRIGHT
Paul Wright Chief Executive Officer

Agreed to and accepted as of the Effective Date: SIEMENS HEALTHCARE DIAGNOSTICS INC.

By:	/s/ DAVID STEIN 9/19/12
Name:	David Stein
Title:	CEO POC

By:	/s/ WOLFGANG WRUMNIG 9/18/12
Name:	Wolfgang Wrumnig
Title:	CFO

Annex I

Rubix Base Unit Description

Project Name:	Rubix

Document Title:	Rubix Base Unit Form Factor

Prepared By:	Michael Parker	19-July-2012

Approvals

Signature	Organization Responsibility	Date

Engineering, Siemens Michael Parker

Project Manager, Siemens Raimund Bronold

Project Manager – UBI Guido Brandt

Marketing, Siemens Arnol Rios

UXD, Siemens Jeff Morang

*[REDACTED]

Annex II

Rubix Form Factor Changes

*[REDACTED]

* Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Annex III

Service and Support Escalation Levels Defined

This Annex III applies solely to Reader Products and is subject in all respects to the terms of the Supplemental Agreement to which it is attached. For clarification, UBI will not be manufacturing or supplying Reader Products or components thereof. Accordingly, references to “Supplier” herein do not necessarily refer to UBI and not all fourth level support activities identified in this Annex III will be the responsibility of UBI.

*[REDACTED]

* Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Priority 1 – an escalation or complaint where the customer’s use of the product is significantly restricted, there is a major system impact, and there is no acceptable workaround, or involve adverse incidents that meet the definition of a pMDR/MDVR.

Examples:

Affecting the operation of the service and the system/product:

•	A total failure of the system/product which results in the loss of producing viable patient results.
•	Loss of system/product capability based on measurable configurations. (parameter failures, error messages, discordant results, etc,)
•	System reboot during routine system operation.
•	Safety relevant event at customer site.

•	Total system or network crash.
•	Virus attacks on systems.

Priority 2 – an escalation or complaint where the customer is able to perform their daily workload, however, the use of documented service and troubleshooting procedures and/or workarounds has not been able to restore full functionality. The customer is willing to perform the workaround for only a limited period of time and is pressing for a rapid resolution.

Examples:

Affecting the service and or routine operation of the system/product:

•	Loss of features and some functionality
•	Customer system has a partial failure or there is a temporary (sporadic) problem.
•	Short breaks in operation of the system or subsystem,

Priority 3 – an escalation or complaint where the customer is able to perform their daily workload, however, the product is not meeting performance claims as documented in labeled documentation. The customer has accepted our workaround and is willing to perform the workaround for and extended period of time.

•	Faults solved with a workaround.
•	Sporadic HW/SW/Assay issues not impairing patient results or having an effect on laboratory operations.

*[REDACTED]

* Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Product Health Team (PHT): Siemens Healthcare Diagnostics and UBI

*[REDACTED]

* Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.